UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 05, 2025

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 5, 2025, the Board of Directors (the “Board”) of Inland Real Estate Income Trust, Inc. (the “Company”) upon recommendation of the Nominating and Governance Committee of the Board, increased the size of the Board from six to seven members and appointed Anthony Chereso as a Class II director of the Company, effective immediately, and to serve as a Class II director until the 2026 Annual Meeting of Stockholders or until his successor is duly elected and qualifies.

Anthony Chereso, age 62, is the chief executive officer and president of The Inland Real Estate Companies, LLC, which is part of The Inland Real Estate Group of Companies, Inc. (“Inland”), a position in which he has served since January 2024. Mr. Chereso joined Inland in July 2022 as the chief financial officer and has over 30 years of experience in finance, tax, audit, commercial real estate, capital markets and the alternative investment industry.

Mr. Chereso serves on the boards of directors of numerous Inland entities, including the Company’s Business Manager (since May 2025), Inland Real Estate Investment Corporation (since February 2024), Inland Private Capital Corporation (since February 2024), Inland Securities Corporation (since May 2025), and Inland Real Estate Acquisitions, LLC (since February 2023 and as Chairman since January 2025). Mr. Chereso has also served as a member of the board of managers of IPC Alternative Real Estate Advisor, LLC, advisor to IPC Alternative Real Estate Income Trust, Inc. (since August 2023). Mr. Chereso served as a member of the board of directors of IPC Alternative Real Estate Income Trust, Inc. from January 2024 until October 2025.

Prior to joining Inland, Mr. Chereso worked as president and chief executive officer of the Institute for Portfolio Alternatives from 2015 to 2022. Previously, he was a director at United Development Funding from 2013 to 2015, the president and chief executive officer of FactRight, a third-party independent securities due diligence and research firm, from 2007 to 2013, and has held roles in capital markets at various real estate investment companies. Additionally, he worked in corporate finance, tax, and audit with Verizon Communications (formerly GTE) from 1985 to 2000. Mr. Chereso is a graduate of the DePaul University School of Business. The Board believes that Mr. Chereso’s extensive experience in finance, tax, audit, commercial real estate, capital markets, the alternative investment industry and natural leadership ability make him well qualified to serve as a member of the Company’s board of directors.

The election was not made pursuant to any arrangement or understanding with any other person. Mr. Chereso has no family relationship with any director or executive officer of the Company, and does not have any direct or indirect material interest in any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, the Company will not compensate, or reimburse the Business Manager for, Mr. Chereso for serving as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	November 12, 2025	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer and Treasurer